Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial information and explanatory notes of the Company and its consolidated subsidiaries gives effect to (i) the consummation of the (a) Second Amended Joint Prepackaged Chapter 11 Plan of Reorganization of Diebold Holding Company, LLC and its Debtor Affiliates as revised July 7, 2023 (the U.S. Plan), as confirmed by the U.S. Bankruptcy Court for the Southern District of Texas on July 13, 2023 and (b) Netherlands WHOA Plan of Diebold Nixdorf Dutch Holding B.V. and the Dutch Scheme Companies (the WHOA Plan and, together with the U.S. Plan, the Plans), as sanctioned by the District Court of Amsterdam on August 2, 2023, each of which became effective on August 11, 2023 (the Effective Date), and (ii) the Company’s application of fresh start accounting (Fresh Start Accounting) in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP) with respect to entities that have emerged from restructuring proceedings, as if such consummation and application had occurred on January 1, 2022. The unaudited pro forma condensed consolidated financial information has been prepared in accordance with Article 11 of Regulation S-X.

The unaudited pro forma condensed consolidated financial information presented herein is provided for informational and illustrative purposes only and is not necessarily indicative of the financial results that would have been achieved had the events and transactions occurred on the dates assumed, nor is such financial data necessarily indicative of the results of operations in future periods. Adjustments are based on available information and certain assumptions that the Company believes are reasonable and supportable. The unaudited pro forma condensed consolidated financial information should be read in conjunction with Part I, Item 2, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and notes included in the Company’s Quarterly Report Form 10-Q for the quarterly period ended September 30, 2023, as well as Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and notes included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

The historical data provided for the year ended December 31, 2022 was derived from our audited consolidated financial statements and should be read in conjunction with the consolidated financial statements and notes included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022. The historical data provided for the Predecessor period from January 1, 2023 through August 11, 2023 and Successor period from August 12, 2023 through September 30, 2023 was derived from our unaudited condensed consolidated financial statements and notes included in our Form 10-Q for the quarterly period ended September 30, 2023.

The unaudited pro forma condensed consolidated financial information has been prepared giving effect to the adjustments described below as if the transactions and related events (the “Emergence Transactions”) had occurred on January 1, 2022. Each of the adjustments is described in further detail below and within the notes to the unaudited pro forma condensed consolidated statement of operations. The Company has not presented herein a pro forma condensed consolidated balance sheet, as the effects of the Emergence Transactions and the application of Fresh Start Accounting are presented in the unaudited condensed consolidated balance sheet in the Company’s Form 10-Q for the quarterly period ended September 30, 2023. Thus, no further pro forma adjustments are necessary.

The foregoing historical financial statements have been prepared in accordance with U.S. GAAP. The unaudited pro forma condensed consolidated financial information has been prepared based on the aforementioned historical financial statements and the assumptions and adjustments as described in the notes to the unaudited pro forma condensed consolidated financial information.

Fresh Start Accounting

The Company has adopted Fresh Start Accounting in accordance with ASC Topic No. 852 – Reorganizations (ASC 852), as of the Effective Date of our emergence from reorganization under the Chapter 11 cases and Dutch scheme proceedings, resulting in reorganized Company becoming the Successor for financial reporting purposes. In accordance with ASC 852, the Company allocated its reorganization value to its individual assets and liabilities based on their estimated fair values determined in conformity with ASC 805 – Business Combinations (ASC 805). Liabilities subject to compromise of the Predecessor were either reinstated or settled as part of the reorganization.

Under ASC 852, the Successor determined a value to be assigned to the equity of the emerging entity as of the date of adoption of Fresh Start Accounting. The disclosure statement associated with the Plans estimated a range of enterprise values between $2,150.0 million and $2,450.0 million. The Company engaged valuation experts to assist management in the allocation of such enterprise value to the assets and liabilities for financial reporting purposes based on management’s latest outlook as of the Effective Date. The Company deemed it appropriate to use a final enterprise value of $2,150.0 million for financial reporting. The Company’s enterprise value was determined with the assistance of a third-party valuation expert who used available market data and quotations, discounted cash flow analysis, and other internal financial information and projections.

Basis of Pro Forma Presentation

The historical financial information has been adjusted to give pro forma effect to the transaction accounting required for the Plans. The adjustments in the unaudited pro forma condensed consolidated financial information have been identified and presented to provide relevant information necessary for an accurate understanding of the reorganized Company.

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed consolidated financial information are described in the accompanying notes thereto. The unaudited pro forma condensed consolidated financial information has been presented for illustrative purposes only and are not necessarily indicative of the operating results that would have been achieved had the Emergence Transactions occurred on the dates indicated. Further, the unaudited pro forma condensed consolidated financial information does not purport to project the future operating results of the Company following the Effective Date.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

Nine Months Ended September 30, 2023

(in millions)

	Successor	Predecessor
	Period from 08/12/2023 through 09/30/2023	Period from 01/01/2023 through 08/11/2023	Transaction adjustments		Pro Forma Adjustments Combined
Net sales
Services	305.5	1,295.0			1,600.5
Products	286.3	836.9			1,123.2

	591.8	2,131.9	—		2,723.7
Cost of sales
Services	226.1	922.4	(1.3	)(D)	1,132.5
			(14.7	)(E)
Products	236.1	689.5	(2.9	)(D)	921.8
			(0.9	)(E)

	462.2	1,611.9	(19.8)		2,054.3

Gross profit	129.6	520.0	19.8		669.4
Selling and administrative expense	81.1	458.7	(2.4	)(C)	508.9
			(6.5	)(D)
			(22.0	)(E)
Research, development and engineering expense	12.0	62.3			74.3
(Gain) loss on sale of assets, net	(1.5)	1.2			(0.3)
Impairment of assets	1.1	3.3			4.4

	92.7	525.5	(30.9)		587.3

Operating profit (loss)	36.9	(5.5)	50.7		82.1

Other income (expense):
Interest income	2.0	6.7			8.7
Interest expense	(42.9)	(178.0)	140.0	(A)	(173.4)
			(92.5	)(B)
Foreign exchange loss, net	(27.3)	(1.2)			(28.5)
Reorganization items, net	(8.0)	1,614.1			1,606.1
Miscellaneous, net	(0.8)	12.3			11.5

Profit (loss) before taxes	(40.1)	1,448.4	98.2		1,506.5

Income tax (benefit) expense	(13.2)	90.4	20.0	(F)	97.2
Equity in earnings (loss) of unconsolidated subsidiaries, net	1.1	(0.5)			0.6

Net (loss) income	(25.8)	1,357.5	78.2		1,409.9
Net (loss) income attributable to noncontrolling interests	0.7	(0.8)			(0.1)

Net (loss) income attributable to Diebold Nixdorf, Incorporated	(26.5)	1,358.3	78.2		1,410.0

Basic weighted-average shares outstanding	37.6	79.7			37.6
Diluted weighted-average shares outstanding	37.6	81.4			37.6

Net (loss) income attributable to Diebold Nixdorf, Incorporated
Basic (loss) earnings per share	(0.70)	17.04			37.50
Diluted (loss) earnings per share	(0.70)	16.69			37.50

Unaudited Pro Forma Condensed Consolidated Statement of Operations

Year Ended December 31, 2022

(in millions)

	Historical	Transaction adjustments		Pro Forma Adjustments Combined
Net sales
Services	2,098.9			2,098.9
Products	1,361.8			1,361.8

	3,460.7	—		3,460.7
Cost of sales
Services	1,480.8	(0.8	)(EE)	1,458.1
		(21.9	)(GG)
Products	1,222.6	(3.2	)(EE)	1,251.0
		32.8	(FF)
		(1.2	)(GG)

	2,703.4	5.7		2,709.1

Gross profit	757.3	(5.7)		751.6
Selling and administrative expense	741.6	(13.4	)(CC)	702.5
		13.3	(DD)
		(9.1	)(EE)
		(29.9	)(GG)
Research, development and engineering expense	120.7			120.7
Impairment of assets	111.8			111.8
Loss (gain) on sale of assets, net	(5.1)			(5.1)

	969.0	(39.1)		929.9

Operating profit (loss)	(211.7)	33.4		(178.3)

Other income (expense):
Interest income	10.0			10.0
Interest expense	(199.2)	162.9	(AA)	(144.6)
		(108.3	)(BB)
Foreign exchange loss, net	(7.8)			(7.8)
Miscellaneous, net	2.2			2.2
Loss on refinancing	(32.1)			(32.1)

Loss before taxes	(438.6)	88.0		(350.6)

Income tax expense (benefit)	149.2	18.0	(HH)	167.2
Equity in earnings (loss) of unconsolidated subsidiaries, net	2.2			2.2

Net income (loss)	(585.6)	70.0		(515.6)

Net income (loss) attributable to noncontrolling interests	(4.2)			(4.2)

Net income (loss) attributable to Diebold Nixdorf, Incorporated	(581.4)	70.0		(511.4)

Basic and diluted weighted-average shares outstanding	79.0			37.6
Net income (loss) attributable to Diebold Nixdorf, Incorporated
Basic and diluted loss per share	(7.36)			(13.60)

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.	Basis of Presentation

The pro forma adjustments have been prepared as if the Emergence Transactions had been consummated on January 1, 2022, as this is the beginning of the earliest period presented in the unaudited pro forma condensed consolidated statements of operations.

2.	Adjustments and Assumptions to the Unaudited Pro Forma Condensed Consolidated Statement of Operations for the nine months ended September 30, 2023

The adjustments included in the unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2023 are as follows:

A.

Reflects the elimination of interest expense recorded for the period of January 1 through August 11, 2023, as a result of the Plans which provided for the settlement of the Predecessor’s obligations under the $1,250.0 debtor-in-possession term loan credit facility (the DIP Facility).

B.

On the Effective Date, the Company entered into a new credit agreement, which consists of $1,250.0 million senior secured term loan at a rate per annum equal to the Term SOFR Rate (subject to a floor of 4.00%) plus 7.50% (the Exit Facility Credit Agreement). This adjustment reflects the interest expense associated with the Exit Facility Credit Agreement.

Assuming an increase or decrease in interest rates of the senior secured term loan of 1/8%, pro forma interest expense would change by $1.0 million for the period of January 1 through August 11, 2023.

C.	Reflects the elimination of historical stock-based compensation expense as a result of the cancellation of all outstanding equity awards as of the Effective Date.

D.	Reflects the net pro forma adjustment to depreciation and amortization expense based on new asset values and useful lives as a result of adopting Fresh Start Accounting.

(in millions, except per Remaining Useful Life)	Remaining Useful Life (years)	Fair Value
Trade Names and Trademarks	18	$118.6
Capitalized software development	6	13.8
Development costs non-software	6	32.2
Technology know-how	6	160.8
Other intangibles	2	39.7
Customer Relationships	17	554.3
Personal Property	10	130.5
Real Property	14	35.7
Land	—	20.0
Inventory Step-up	—	32.8

The pro forma adjustment to depreciation expense was calculated as follows:

(in millions)	Nine Months Ended September 30, 2023
Removal of Predecessor depreciation and amortization expense	$(95.5)
Pro forma depreciation and amortization expense	84.7
Pro forma net adjustment to depreciation and amortization	$(10.8)

E.	Reflects the net adjustment based on new lease valuations as a result of adopting Fresh Start Accounting as the value of the leases increases.

(in millions)	Nine Months Ended September 30, 2023
Removal of Predecessor lease expense	$(56.9)
Pro forma lease expense	19.3
Pro forma adjustment for lease expense	$(37.6)

F.

Reflects the pro forma adjustments to tax expense as a result of the Emergence Transactions and Fresh Start Accounting adjustments. The income tax impact was calculated by using the statutory tax rate of 21%.

3.	Adjustments and Assumptions to the Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2022

The adjustments included in the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2022 are as follows:

AA.

Reflects the elimination of interest expense as a result of the Plans which provided for the settlement of the Predecessor’s obligations under the $1,250.0 debtor-in-possession term loan credit facility (the DIP Facility).

BB.	This adjustment reflects the interest expense associated with the Exit Facility Credit Agreement.

Assuming an increase or decrease in interest rates of the senior secured term loan of 1/8%, pro forma interest expense would change by $1.6 million for the year ended December 31, 2022.

CC.	Reflects the elimination of historical recurring stock-based compensation expense as a result of the cancellation of all outstanding equity awards as of the Effective Date.

DD.	Reflects nonrecurring transaction costs that were directly attributable to the Plans.

EE.

Reflects the net pro forma adjustment to depreciation and amortization expense based on new asset values and useful lives as a result of adopting fresh start accounting. The pro forma adjustment to depreciation expense was calculated as follows:

(in millions)	Year Ended December 31, 2022
Removal of Predecessor depreciation and amortization expense	$(126.0)
Pro forma depreciation and amortization expense	112.8
Pro forma adjustment for depreciation and amortization	$(13.2)

FF.	Reflects the adjustment of cost of sales as a result of adopting Fresh Start Accounting and the related step-up in the value of inventory, as presented at adjustment (D).

GG.	Reflects the net adjustment to expenses based on new lease valuations as a result of adopting Fresh Start Accounting as the value of leases increases.

(in millions)	Year Ended December 31, 2022
Removal of Predecessor lease expense	$(91.5)
Pro forma lease expense	38.4
Pro forma adjustment for lease expense	$(53.1)

HH.	Reflects the pro forma adjustments to tax expense as a result of Fresh Start Accounting adjustments. The income tax impact was calculated by using the statutory tax rate of 21%.

4.	Income (loss) Per Share

Represents the pro forma net income (loss) per share calculated using the historical weighted average shares outstanding, and the impact of the Plans on weighted average shares outstanding, assuming the impacts to share count were effective January 1, 2022. As the Plans are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the share count resulting from the Plans represent the weighted average shares outstanding for the entire periods presented.

(in millions, except per share amounts)	Nine Months Ended September 30, 2023	Year Ended December 31, 2022
Pro forma net income (loss) attributable to Diebold Nixdorf, Incorporated	$1,410.0	$(511.4)
Pro forma weighted average shares outstanding – basic and diluted	37.6	37.6
Pro forma basic and diluted net income (loss) attributable to Diebold Nixdorf, Incorporated per share	$37.50	$(13.60)